Exhibit 8.1

[SULLIVAN & CROMWELL LLP LETTERHEAD]

June 19, 2012

Hydro-Québec,

75 René-Levesque Boulevard West,

6th Floor,

Montréal, Québec

Canada H2Z 1A4.

Dear Sirs:

As special United States tax counsel to Hydro-Québec in connection with the sale by Hydro-Québec of its U.S.$1,000,000,000 1.375% Global Notes Series JP due June 19, 2017, guaranteed irrevocably and unconditionally by Québec (the “Notes”), we hereby confirm to you our advice as set forth under the heading “Tax Matters - - United States Taxation” in the Prospectus Supplement dated June 12, 2012 to the Prospectus dated December 29, 2011 relating to the Notes, subject to the limitations noted therein, and we consent to the filing of this letter as an exhibit to the amendment to Form 18-K to be filed by Hydro-Québec.

By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

(signed) Sullivan & Cromwell LLP